EXHIBIT 28(a)(iii)
AMENDED AND RESTATED
SCHEDULE A
DATED JUNE 11, 2010
TO
AGREEMENT AND DECLARATION OF TRUST
OF
FUNDVANTAGE TRUST
SCHEDULE OF PORTFOLIOS AND CLASSES

Series
Portfolio		Classes	Creation Date
1.	Cutwater High Yield Fund*	Class A/Class C/Institutional**	January 22, 2007
2.	Cutwater Multi-Sector Inflation Protection Fund*	Class A/Class C/Institutional**	January 22, 2007
3.	Cutwater Investment Grade Bond Fund*	Class A/Class C/Institutional**	January 22, 2007
4.	Cutwater Municipal Bond Inflation Protection Fund*	Class A/Class C/Institutional**	January 22, 2007
5.	Lateef Fund	Class A/Class C/Class I	August 2, 2007
6.	Boston Advisors US Small Cap Equity Fund	Institutional	December 14, 2007
7.	Boston Advisors International Equity Fund	Institutional	December 14, 2007
8.	Boston Advisors Broad Allocation Strategy Fund	Institutional	June 11, 2010
9.	Corverus Strategic Equity Fund	Class A/Class I	March 28, 2008
10.	WHV International Equity Fund	Class A/Class I	September 19, 2008
11.	Pemberwick Fund		June 12, 2009
12.	Private Capital Management Value Fund	Class A/Class C/Class I/Class R	December 11, 2009
13.	Tax-Free Securities Fund	Class Y	February 9, 2010
14.	Tax-Free Short Intermediate Securities Fund	Class Y	February 9, 2010
15.	Estabrook Value Fund	Class A/Class C/Class I/Class R	March 26, 2010
16.	Estabrook Investment Grade Fixed Income Fund	Class A/Class C/Class I/Class R	March 26, 2010
17.	Polen Growth Fund	Retail Class/Institutional Class	March 26, 2010
18.	Olympia American Real Estate Fund	Class A/Class C/Class D/Class I	March 26, 2010
19.	DuPont Capital Emerging Markets Fund	Class A/Class C/Class D/Class I	June 11, 2010

*	Prior to June 11, 2010, the Cutwater High Yield Fund, the Cutwater Multi-Sector Inflation Protection Fund, the Cutwater Investment Grade Bond Fund, and the Cutwater Municipal Bond Inflation Protection Fund were formerly known as the MBIA High Yield Fund, the MBIA Multi-Sector Inflation Protection Fund, the MBIA Core Plus Fixed Income Fund, and the MBIA Municipal Inflation Protection Fund, respectively.

**	Effective June 11, 2010, Class A Shares and Class C were designated and Retail Class was terminated.